Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 28, 2021, by and between Cultural Objects Provenance Holdings Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), and Takung Art Co., Ltd., a Delaware corporation (the “Investor”).

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, up to 86,560 shares (the “Shares”) of the shares of the Company, no par value (the “Cultural Shares”); and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in Section 8.1.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
SALE OF COMMON STOCK; CLOSING

1.1             Purchase and Sale. At the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company: (1) 54,100 shares of Cultural Shares (the “Vested Company Shares”), for a purchase price consisting of $500,000 in cash and the issuance by the Investor to the Company of 282,000 restricted shares of the common stock (the “Vested Investor Shares”), par value $0.001 per share, of the Investor (the “Investor Common Stock”); (2) subject to the satisfaction of the conditions thereto, including, without limitation, (x) the completion by the Company, to the satisfaction of the Investor, of a NFT platform for primary market sales and (y) the launch of a physical exhibition / show with sales of collectibles utilizing the Company’s authentication technology to the satisfaction of the Investor (“(x)” and “(y)” collectively, the “Vesting Conditions”), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 32,460 shares of unvested Cultural Shares, subject to the Vesting Conditions (the “Company Make Good Shares”), for a purchase price consisting of the issuance by the Investor to the Company of 290,000 restricted shares of unvested Investor Common Stock, subject to the Vesting Conditions (the “Investor Make Good Shares,” together with the Company Make Good Shares, the “Make Good Shares”).

1.2             Purchase Price. The aggregate purchase price for the Shares being purchased by the Investor pursuant to Section 1.1 is $10,630,120 (the “Purchase Price”). The portion of the Purchase Price to be paid at the Closing shall be paid by (x) the payment by the Investor to the Company of $500,000 in cash paid by wire transfer of immediately available funds and (y) the issuance by the Investor to the Company of 282,000 Vested Investor Shares, and 290,000 Make Good Investor Shares.

1.3             Closing. The Closing will take place at the offices of Pryor Cashman LLP, 7 Times Square, New York, N.Y. 10036, or at such other place as the Investor and the Company shall mutually agree, either orally or in writing, at 10:00 A.M. local time, on the Closing Date. At the Closing, the Investor shall pay the cash portion of the Purchase Price required to be paid by it at such Closing by wire transfer of immediately available funds to the account set forth on Exhibit A, and the Investor shall also issue to the Company the number of shares of Vested Investor Shares required to be issued by it to the Company at such Closing (which issuance shall be evidenced by a book entry statement by the Investor’s transfer agent). Simultaneously, the Company shall issue to the Investor the number of the Vested Company Shares being purchased by the Investor at such Closing, free and clear of all Liens, by delivering to the Investor a certificate, registered in the name of the Investor or any designee thereof, evidencing the Vested Company Shares purchased at such Closing. At the Closing, the Company shall issue to the Investor 32,460 share of the Company Make Good Shares and the Investor shall issue to the Company 290,000 shares of the Investor Make Good Shares, the vesting of each are subject to the Vesting Conditions. At each Closing, there shall also be delivered to the Company and the Investor the certificates and other documents and instruments to be delivered under Article VI.

1.4             Make Good Shares. Both the Company Make Good Shares and the Investor Make Good Shares shall bear the following contractual legend in addition to the standard legend under the Securities Act of 1933, as amended. Once the Vesting Conditions are satisfied by the Company sending a notice to the Investor, which shall be confirmed by the Investor within three business days upon the Investor’s receipt of such notice, the Company Make Good Shares and the Investor Make Good Shares shall be vested simultaneously and such contractual legend shall be removed within seven business days.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 28, 2021 BETWEEN Cultural Objects Provenance Holdings Limited (the “Company”), and Takung Art Co., Ltd (THE “INVESTOR”). NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF THE AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE NAMED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY OR THE INVESTOR. THE NAMED HOLDER OF THIS CERTIFICATE DOES NOT HAVE VOTING RIGHTS UNTIL THE SATISFACTION OF THE CONDITIONS SET FORTH IN THE AGREEMENT.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

2.1             Organization and Qualification. The Company is a duly organized, validly existing and in good standing under the Laws of British Virgin Islands. The Company is duly qualified, licensed or admitted to do business in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, as presently conducted, makes such qualification, licensing or admission necessary, except where the failure to be so qualified could not, individually or in the aggregate, have a material adverse effect, or reasonably be expected to have a material adverse effect, on the Company.

2.2             Authority. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder, to consummate the transactions contemplated hereby, to conduct its business as now conducted, to own, use and lease its Assets and Properties, and to issue and sell the Shares. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the authorization, issuance, sale and delivery of the Shares being sold hereunder, have been duly and validly authorized by all necessary action on the part of the Company, its Board of Directors (or similar governing body), officers and stockholders, and no other action on the part of the Company, its Board of Directors (or similar governing body), officers or stockholders is necessary to authorize the execution, delivery and performance of this Agreement, the consummation by the Company of the transactions contemplated hereby and the issuance and sale of the Shares. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The sale of the Shares is not subject to any preemptive rights, rights of first refusal or any other rights relating to the issuance of equity by the Company that have not been waived.

2.3             Capital Stock.

(a)             The authorized capital stock of the Company consists of 10,000,000 shares of Cultural Shares, of which, giving effect to the Closing and Vesting Conditions hereunder, 1,352,450 shares of Cultural Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities laws.

(b)             Except as disclosed in Section 2.3 of the Disclosure Schedule, no shares of Cultural Shares or other capital stock of the Company are reserved for issuance. No shares of capital stock of the Company are held in treasury. Except as disclosed in Section 2.3 of the Disclosure Schedule, (i) there are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to the Company and (ii) there are no preemptive rights, rights of first refusal or agreements, arrangements or understandings of any kind to issue preemptive rights, rights of first refusal or other rights with respect to the issuance or sale of the Company’s capital stock. On the Closing Date, the delivery to the Investor of the certificate or certificates evidencing the Vested Company Shares purchased on the Closing Date will transfer to the Investor good and valid title to such Shares, free and clear of all Liens, and the Vested Company Shares sold at such Closing will have been duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than any applicable securities laws. The Company is not a party or subject to any agreement or understanding, and, to the Company’s Knowledge, there is no agreement or understanding between or among any Persons that affects or relates to, the voting or giving of written consents or nominating directors with respect to the Company or any of its securities. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock or other securities.

(c)              On the Closing Date, after giving effect to the sale of the Vested Company Shares sold to the Investor on the Closing Date, such Vested Company Shares will represent 4.0% of the Company’s outstanding shares of Cultural Shares on a fully diluted basis assuming exercise or conversion of all securities directly or indirectly exercisable or convertible into Cultural Shares and taking into account any shares of Common Stock reserved for issuance under any employee stock plan or similar arrangement. After giving effect to the sale of the Company Make Good Shares sold to the Investor when the Vesting Conditions are satisfied, such Company Make Good Shares will represent 2.4% of the Company’s outstanding shares of Common Stock on a fully diluted basis assuming exercise or conversion of all securities directly or indirectly exercisable or convertible into Common Stock and taking into account any shares of Common Stock reserved for issuance under any employee stock plan or similar arrangement.

2.4             Subsidiaries. Except as set forth on Section 2.4 of the Disclosure Schedule, the Company does not own or control, directly or indirectly, any interest in any other Person.

2.5             No Conflicts.

(a)             The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby (including the issuance of the Shares) do not and will not:

(i)               conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or similar governance documents) of the Company; or

(ii)             (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (D) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (E) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (F) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Law or Order applicable to the Company, or any Contract or License to which the Company is a party or by which any of its Assets and Properties is bound.

(b)             The Company is not in violation or default of any provision of the certificate of incorporation or by-laws (or similar governance documents) of the Company.

(c)              The Company has not declared or paid any dividend or made any other distribution of cash, stock or other property with respect to its capital stock to its stockholders.

2.6             Financial Statements. The Company has delivered to the Investor true and complete copies of the unaudited balance sheet of the Company as of December 31, 2020, and the related unaudited profit and loss statement for the twelve (12) months period then ended (the “Financial Statements”) as disclosed in Section 2.6 of the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements do not contain footnotes required by GAAP. The Financial Statements fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, subject in the case of unaudited Financial Statements to normal year-end adjustments. Except as set forth in Section 2.6 of the Disclosure Schedule, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2020; and (ii) obligations under contracts and commitments incurred in the ordinary course of business.

2.7             Absence of Changes.

(a)             Since January 1, 2021, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change in the Business or Condition of the Company.

(b)             The Company has not declared or paid any dividend or made any other distribution of cash, stock or other property in respect of the capital stock of the Company or made, or given notice to make, any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock of, or any Option with respect to, the Company.

2.8             No Litigation. There are no Proceedings pending or, to the Knowledge of the Company, threatened against, related to or affecting the Company or its Assets or Properties nor, to the Knowledge of the Company, any reasonable basis therefor. There are no Proceedings pending or, to the Knowledge of the Company, threatened that question the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby, or that could, individually or in the aggregate, reasonably be expected to impair the ability of the Company to perform on a timely basis its obligations under this Agreement. To the Company’s knowledge, there is no action, suit or proceeding pending or threatened against any officer or director of the Company, as such, that relates to the Company or its business (including, without limitation, by way of such person’s prior employment, such person’s use in connection with the Company’s business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or such person’s obligations under any agreements with prior employers, clients or other parties), nor to the Knowledge of the Company is there any reasonable basis therefor. There is no action, suit or proceeding by the Company pending or which the Company intends to initiate. There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

2.9             Compliance with Applicable Law. The Company is in compliance with all Applicable Laws, except for noncompliance which would not have a material adverse effect on the validity or performance of this Agreement. The Company has not received any written notice from any Governmental Authority or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure to comply with, or liability under any Applicable Law, or (b) any actual, alleged, possible or potential obligation or liability of the Company, which if determined adversely would reasonably likely be material to the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted, the lack of which could reasonably be expected to result in a material liability to the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.10         FCPA and OFAC Matters.

(a)             Without limiting Section 2.9, none of the Company, any of its subsidiaries or their respective agents or representatives has, in the course of its actions for, or on behalf of, any of them (i) knowingly used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) violated any provision of the United States Foreign Corrupt Practices Act of 1977, and any rules or regulations promulgated thereunder (“FCPA”) or other similar laws of other jurisdictions.

(b)             Without limiting Section 2.9, none of the Company, any of its subsidiaries or their respective agents or representatives has, in the course of its actions for, or on behalf of any of them, directly or indirectly taken any action in violation of any applicable export control laws, anti-boycott regulations, embargo regulations or other similar applicable United States or foreign laws. To the Knowledge of the Company, none of the Company’s or any of its subsidiaries’ directors, officers, employees, agents or representatives is a “specially designated national” or blocked person under United States sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). Neither the Company nor any of its subsidiaries has engaged in any business with any Person with whom, or in any country in which, it is prohibited for a United States Person to engage under applicable law or under applicable United States sanctions administered by OFAC.

2.11         Contracts. Each Contract material to the Company is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and, to the Company’s Knowledge, each other party thereto. Neither the Company nor, to the Company’s Knowledge, any other party thereto is in default under or in breach or violation of (and no event has occurred which with notice, lapse of time or both would become a breach or violation of or default under) any Contract material to the Company.

2.12         Affiliate Transactions. There are no Contracts or Liabilities between the Company, on the one hand, and any current or former employee, officer, director, stockholder or Affiliate of the Company or any direct or indirect Affiliate of any such employee, officer, director, stockholder or Affiliate, on the other hand, other than (a) for payment of salary for services rendered, (b) reimbursement for expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees and (d) as have been entered into in the ordinary course of business and on commercially reasonable terms.

2.13         Registration Rights. The Company has not granted or agreed to grant any rights to register under the Securities Act (or similar securities statute) any of its presently outstanding securities or any of its securities that may subsequently be issued.

2.14         Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement on the basis of any act or statement made or alleged to have been made by the Company, any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate other than any such Person whose fees, commissions or other compensation will be paid by the Company.

2.15         Exemption from Registration. Based in part on the truth and accuracy of the representations and warranties of the Investor as set forth in Article III of this Agreement, the offer and sale of the Shares to the Investor is exempt from the registration requirements of the Securities Act.

2.16         Intellectual Property. The Company owns or possesses or can obtain on commercially reasonable terms, sufficient legal rights to all Intellectual Property necessary to the business of the Company as presently conducted without violation or infringement of, or other conflict with, the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates any Intellectual Property rights of any other party. The Company has not received any written, or, to its Knowledge, verbal, notices or other communications alleging that the Company (or any of its employees or consultants) has violated or, by conducting its business as proposed, would violate any of the Intellectual Property rights of any other person or entity.

2.17         Title to Properties and Assets; Liens. The Company has good and marketable title to its Assets and Properties, and has good title to all its leasehold interests, and is in material compliance with such leases, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than possible minor liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company.

2.18         Employee Matters. To the Company’s knowledge, none of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, collective bargaining, and the payment and withholding of taxes and other sums as required by law except where noncompliance with any applicable law would not result in a material liability to the Company. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. Each current and former employee and officer, and each other person involved in the development of Intellectual Property for the Company, has executed a customary agreement in the Company’s favor regarding confidentiality and the assignment to the Company of rights to inventions and other Intellectual Property rights. The Company is not aware that any such person is in violation of any such agreement.

2.19         Insurance. The Company has in full force and effect fire and casualty insurance policies as are customary for similar situated businesses and with coverage sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed. The Company has insurance for Intellectual Property-related claims customary in scope and amount for similarly situated companies and reasonably sufficient given the nature of the Company’s business.

2.20         Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws and industry best practices relating to data loss, theft and breach of security notification obligations.

2.21         Environmental and Safety Laws. Except as could not reasonably be expected to result in a material liability to the Company, to the best of its knowledge, (a) the Company is and has been in compliance with all Environmental Laws (as defined below); (b) there has been no release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. For purposes of this Section 2.19, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.22         Taxes. There are no federal, state, county, local or foreign taxes due and payable by the Company that have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company that are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.23       Securities Law Matters. The Company hereby acknowledges that the shares of Investor Common Stock to be issued to the Company as part of the Purchase Price for the Shares constitute unregistered shares of the common stock of the Investor, and that the sale of the shares of Investor Common Stock by the Company is restricted under state and federal securities laws, including, without limitation, the Securities Act, and the rules and regulations promulgated thereunder. The Company agrees that it shall not sell the shares of Investor Common Stock to be issued to it hereunder unless such shares have been registered under the Securities Act, or unless such sale is permitted under, and is effected in compliance with, an exemption from registration contained in applicable state and federal securities laws, including Rule 144 promulgated under the Securities Act. The Company further represents to the Investor that it: (i) either (x) is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act or (y) has sufficient knowledge and experience in financial and business matters such that it is capable, either alone, or together with its advisors, of evaluating the risks and merits of acquiring the shares of Investor Common Stock to be issued to it hereunder; (ii) has the requisite power and authority to enter into and to perform its obligations under this Agreement; (iii) can bear the risk of losing its entire investment in the Investor Common Stock; (iv) understands that current public information about the Investor may not be available at the time the Company desires to sell all or any of the shares of Investor Common Stock, such that the availability of the exemption from the registration requirements of the Securities Act provided by Rule 144 may be limited, delayed or eliminated; and (v) has been given the opportunity to ask questions of, and receive answers from, the Investor concerning the Investor Common Stock and the business of the Investor, and to obtain such additional information as the Company deemed necessary in connection with the transactions contemplated by this Agreement.

2.24       Disclosure. The Company has made available to the Investor all the information reasonably available to the Company that the Investor has requested for deciding whether to acquire the Purchased Securities. No representation or warranty of the Company contained in this Agreement, and no certificate furnished or to be furnished to the Investor at the Closing, contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as follows:

3.1             Organization; Power and Authority. The Investor is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Investor of this Agreement, and the performance by the Investor of its obligations hereunder, have been duly and validly authorized by the Investor. This Agreement has been duly and validly executed and delivered by the Investor and, assuming the due authorization, execution and delivery by the Company thereof, constitutes legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

3.2             No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by the Investor of the transactions contemplated hereby, will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of the Investor’s organizational documents or any order, judgment or decree of any court or Governmental Authority having jurisdiction over the Investor or any of its properties and, no consent, authorization or order of, or filing or registration with, any Governmental Authority is required by the Investor for the execution, delivery and performance of this Agreement.

3.3             Purchase for Investment. The Shares are being acquired by the Investor for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part thereof in violation of the Securities Act. The Investor represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, and that it realizes that the acquisition of the Shares represents a speculative investment involving a high degree of risk for which there is no assurance of any return. The Investor represents and warrants that it is fully familiar with the business, financial condition and prospects of the Company, that it has had the opportunity to discuss the Company’s Business and Condition with the Company’s management, and that it has had the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the acquisition of the Shares. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Investor understands that the Shares have not been registered under the Securities Act in reliance on an exemption therefrom under Section 4(a)(2) of the Securities Act and Regulation D thereunder and that the certificates for the Shares shall bear a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.”

The Company shall remove such legend upon receipt of an opinion from counsel to the Investor, reasonably satisfactory in form and substance to counsel to the Company, that the requirements for such legend have terminated.

3.4             Issuance of Securities. The shares of Investor Common Stock to be issued to the Company on each Closing Date as part of the Purchase Price to be paid by the Investor to the Company for the Shares issued to the Investor at such Closing, on such Closing Date, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of restrictions on transfer, other than restrictions under any applicable securities laws.

3.5             Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made or alleged to have been made by the Investor or any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Investor or any such Affiliates.

ARTICLE IV.
COVENANTS

4.1             Compliance with Laws. The Company shall operate its business so as to not be in violation of any U.S. federal, state, local or foreign Law, including ERISA, that is applicable to the Company, except for any such violation that would not have a material adverse effect on the Business or Condition of the Company.

4.2             Taxes. The Company shall in all material respects pay and discharge promptly when due all taxes and other governmental charges imposed upon it before the same shall become delinquent or in default, provided that such payment and discharge shall not be required with respect to any such tax or charge so long as the Company shall be contesting the same in good faith in appropriate proceedings.

4.3             Registration Rights. The Investor shall file a registration statement under the Securities Act to register the resale of the Shares, i.e., the Vested Investor Shares and the Investor Make Good Shares issued to the Company at the Closing not more than sixty (60) days following the Closing, and shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC not more than ninety (90) days following the Closing Date (or one hundred fifty (150) days following the Closing Date in the event that the SEC reviews such registration statement and provides comments with respect thereto.

ARTICLE V.
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1             Survival of Representations and Warranties; Covenants and Agreements. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement will survive following the Closing.

ARTICLE VI.
DELIVERIES AT CLOSING

6.1             Deliveries by the Company. At or before the Closing, each of the following shall be (or shall have been) delivered to the Investor by or on behalf of the Company:

(a)       Good Standing Certificates. (i) Copies of the certificate of incorporation (or other formation document of the Company), including all amendments thereto, of the Company certified by the Secretary of State or other appropriate official of the jurisdiction of organization of the Company, (ii) certificates from the Secretary of State or other appropriate official of the jurisdiction of organization of the Company to the effect that the Company is in good standing or subsisting in such jurisdiction and attesting to its payment of all franchise or similar taxes, and (iii) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company is qualified, licensed or admitted to do business to the effect that the Company is duly qualified or admitted and in good standing in such jurisdiction.

(b)       Executed Agreement. A copy of this Agreement duly executed by the Company, which shall be in full force and effect.

(c)       Delivery of Certificates. A duly executed certificate representing the Vested Company Shares issued to the Investor and a duly executed certificate representing the Make Good Company Shares issued to the Investor at the Closing.

6.2             Deliveries by the Investor. At or before each Closing, each of the following shall be (or shall have been) delivered to the Company by or on behalf of the Investor:

(a)       Purchase Price. The portion of the Purchase Price payable at such Closing in cash by wire transfer of immediately available funds to the account set forth on Exhibit A.

(b)       Executed Agreement. A copy of this Agreement duly executed by the Investor, which shall be in full force and effect.

(c)       Delivery of Investor Common Stock. A book entry statement reflecting the issuance by the Investor to the Company of the shares of the Vested Investor Shares and the Make Good Investor Shares included in the Purchase Price payable by the Investor to the Company at the Closing.

ARTICLE VII.
INDEMNIFICATION

7.1             Indemnification.

(a)             The Company shall indemnify the Investor and its officers, directors, stockholders, members, partners, employees, agents and Affiliates, in respect of, and hold each of them harmless from and against any and all Losses (whether or not involving any Person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement (including any certificates delivered in connection herewith).

(b)             The Investor shall indemnify the Company and its officers, directors, stockholders, members, partners, employees, agents and Affiliates, in respect of, and hold each of them harmless from and against any and all Losses (whether or not involving any Person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement

7.2             Right to Rely. Notwithstanding any right of the Investor (whether or not exercised) to investigate the affairs of the Company or any right of any Party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other Party contained in this Agreement, the Company, on the one hand, and the Investor, on the other hand, has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

ARTICLE VIII.
DEFINITIONS

8.1             Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning ascribed to it in the forepart hereof.

“Applicable Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, an Order or act, statute, ordinance, regulation, rule, collective bargaining agreement, extension order or code promulgated by a Governmental Authority.

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Business or Condition of the Company” means the business, condition (financial or otherwise), results of operations and Assets and Properties of the Company.

“Closing” means the closing of the sale of Shares by the Company to the Investor as contemplated by Section 1.3, which Closing is contemplated to occur on or about the date of this Agreement.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Common Stock” has the meaning ascribed to it in the Recitals to this Agreement.

“Company” has the meaning ascribed to it in the forepart of this Agreement.

“Contract” means any agreement (including licenses with non-governmental Persons), lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract whether written or oral.

“Disclosure Schedule” means the disclosure schedule delivered to the Investor by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

“Financial Statements” has the meaning ascribed to it in Section 2.6.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Authority” means any governmental, regulatory or administrative authority, agency, body, commission or other entity, whether international, multinational, national, regional, state, provincial or of a political subdivision; any court, judicial body, arbitration board or arbitrator; any tribunal of a self-regulatory organization; or any instrumentality of any of the foregoing, including for the avoidance of doubt the Securities and Exchange Commission.

“Indebtedness” of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

“Intellectual Property” means all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction including, collectively, (i) patents (including, without limitation, utility models), patent applications and statutory invention registrations, together with all counterparts, reissues, divisions/divisionals, continuations, continuations-in-part, extensions, provisional or supplemental protection certificates, renewals and reexaminations thereof; (ii) copyrights and mask works, database and design rights, related rights and moral rights, together with all registrations and applications therefor, and all extensions and renewals thereof; (iii) confidential and proprietary information, including trade secrets, processes and know-how; (iv) Software; (v) rights of privacy and publicity and (vi) other unregistered intellectual property.

“Investor” has the meaning ascribed to it in the forepart of this Agreement.

“Knowledge” means, with respect to the Company, the actual knowledge of the executive officers of the Company after reasonable due inquiry.

“Law” or “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued to the Company by any Governmental Authority.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, other than transfer restrictions under applicable securities laws.

“Loss” means any and all damages, fines, fees, taxes, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a Person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any Party or otherwise).

“Option” with respect to any Person means any security, right, subscription, warrant, option, or convertible or exchangeable instrument that gives the right to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person and shall also include any “phantom” stock right or other right to participate in the equity, income or election of directors or officers.

“Order” means any order, judgment, injunction, assessment, award, decree, ruling, charge or writ of any Governmental Authority.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Proceeding” means any suit, legal proceeding, administrative enforcement proceeding or arbitration proceeding before any Governmental Authority.

“Purchase Price” has the meaning ascribed to it in Section 1.2.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” has the meaning ascribed to it in the Recitals.

ARTICLE IX.
MISCELLANEOUS

9.1             Notices. All notices, requests, consents and other communications under this Agreement to any Party must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day), or (c) sent by electronic mail (electronically confirmed), in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a Party may designate by notice to the other Parties):

(i)               If to the Investor:

Takung Art Co., Ltd.

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road,

Admiralty, Hong Kong

Attention: CHAN Sze

Email: chansze@takungae.com

(ii)             If to the Company:

Objects Provenance Holdings Ltd.

Vistra Corporate Services Centre,

Wickhams Cay II, Road Town,

Tortola, VG1110, British Virgin Islands,

Attention: HO Shu Ming

Email: angus@Zhen.io

Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties.

9.2             Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, they supersedes all prior or contemporaneous agreements, representations, or understandings, written or oral, explicit or implied, concerning the subject matter hereof.

9.3             Expenses. Each Party will pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

9.4             Amendments and Modifications. No amendment, modification, or variation of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each Party.

9.5             No Waiver. The failure of any Party, at any time or times, to require strict performance by the other Party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such Party thereafter to demand strict compliance and performance herewith. Any suspension or waiver of any provision of this Agreement shall not suspend, waive or affect any other provision of this Agreement whether the same is prior or subsequent thereto. None of the undertakings, agreements and covenants of any Party hereto contained in or contemplated by any other provision of this Agreement shall be deemed to have been suspended or waived by any other Party hereto, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of such Party and directed to the other Party hereto specifying such suspension or waiver.

9.6             Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors and assigns, and it is not the intention of the Parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VII.

9.7             Binding; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns (by operation of law or otherwise). The Company may not assign its rights or obligations under this Agreement without the consent of the Investor.

9.8             Headings. The descriptive headings of the several Articles and Sections contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the Parties.

9.9             Invalid Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.10         Governing Law; Consent to Jurisdiction. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of New York applicable to contracts made and performed in that state and any applicable Laws of the United States of America. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts of the State of New York in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for the recognition or enforcement of any judgment relating thereto, and each of the Parties irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the courts of the State of New York or, to the extent permitted by Applicable Law, in such state or federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the courts of the State of New York or such state or federal court and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the courts of the State of New York or such state or federal court. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

9.11         WAIVER OF JURY TRIAL. THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS AGREEMENT.

9.12         Further Assurances. At any time or from time to time after the Initial Closing, the Company, on the one hand, and the Investor, on the other hand, agree to cooperate with each other, and at the request of the other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

9.13         Publicity. The Company shall not issue any press release or make any public disclosure indicating that the Investor is a party to this Agreement unless such press release or public disclosure shall be approved by the Investor in advance.

9.14         Construction. The Parties agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any Party but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum. Any reference in this Agreement to a “Section,” “Exhibit” or “Disclosure Schedule” refers to the corresponding Section, Exhibit or Disclosure Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. The words “including,” “includes” or “include” are to be read as listing nonexclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified. All accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP.

9.15         No Commitment for Additional Financing. The Company acknowledges and agrees that Investor has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein.

9.16         Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

OBJECTS PROVENANCE HOLDINGS LIMITD

By:	/s/ Angus Ho
Name: Angus Ho
Title: Director

TAKUNG ART CO., LTD.

By:	/s/ Xiaoyu Zhang
Name: Xiaoyu Zhang
Title: Director